UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 21, 2002
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                             TRIAD INNOVATIONS, INC.
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             (Exact name of registrant as specified in its charter)


      Nevada                           000-31189                93-0863198
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(State or other jurisdiction    (Commission File Number)     (IRS Employer
                                    of incorporation)       Identification No.)

3100 Devonshire Drive, Suite 206, Plano, Texas                     75075
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  (972) 365-7897
                                                    ----------------------------


                835 Golden Avenue, Battle Creek, Michigan 49015
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         (Former name or former address, if changed since last report)




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Item 5.           Other Events

         Hubert  Shenkin  is  no  longer  Chief   Executive   Officer  of  Triad
Innovations, Inc. (the "Company"). Mr. Shenkin maintains that he was terminated by the Company without cause in violation of his employment agreement.

         On September 21, 2002, Mr. Shenkin informed the Board of Directors of the Company (the "Board") that he had contacted the Department of Labor to file a complaint under the Sarbanes-Oxley Act of 2002 in connection with his contention that the Company terminated him, effective August 29, 2002, as Chief Executive Officer in retaliation for his communicating to the Securities and Exchange Commission (the "Commission") his position that, among other things, the Company does not own United States patent number 5,902,224 (the "Patent"), known as the Mass-Mass Cell centrifuge, and its related technology. The Patent has been listed as an asset of the Company in the Company's financial statements that have been filed with the Commission as part of the Company's registration statement pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and its periodic reports filed pursuant to the Exchange Act. The Company is in the process of investigating this claim regarding its ownership of the Patent. Mr. Shenkin has indicated to the Company that part of the basis for the contention that the Company does not own the Patent stems from alleged defects involved in the reorganization transaction in 1998 pursuant to which the Company acquired Triad Compressor Inc. and Fuge Systems, Inc. The Company had requested Mr. Shenkin to provide credible documentation that would support the contention that the Company does not own the Patent, but Mr. Shenkin has yet to provide such documentation. Mr. Shenkin also claims that he was fired by the Company in retaliation for his attempting to address certain issues concerning the Company, including alleged misconduct on the part of the Company's officers, directors and counsel. The Company believes the allegations raised by Mr. Shenkin are without merit.

         In addition, on September 25, 2002, Mr. Shenkin further informed the Company that because of his alleged termination he intended to make a claim against the Company for compensation allegedly due him under his employment agreement. More specifically, Mr. Shenkin demands, among other things, $105,000.00 in cash and 1,250,000 shares of stock of the Company. The Company takes the position, which it has advised Mr. Shenkin of on several occasions, that Mr. Shenkin was not terminated, but rather effectively resigned his position as Chief Executive Officer as of October 4, 2002, and is not entitled to the relief he seeks. Mr. Shenkin continues to be a director of the Company.

         Christopher Micklatcher is no longer an officer of the Company. Mr. Micklatcher, like Mr. Shenkin, maintains that the Company terminated him as an officer. As with Mr. Shenkin, the Company takes the position, which it has advised Mr. Micklatcher of on several occasions, that Mr. Micklatcher was not terminated, but rather effectively resigned as an officer as of October 3, 2002.

         On October 1, 2002, Mr. Micklatcher tendered his resignation as a director of the Company. The Company accepted his resignation, effective as of October 3, 2002.

         On September 27, 2002, Thomas Roller resigned as Chairman of the Board.

         On October 7, 2002, Jerold McAlpin resigned as a director and officer of the Company.

         On October 7, 2002, the Board elected Robert H. Schleider, a director of the Company, as the Chief Financial Officer and Secretary of the Company following the resignation of Mr. McAlpin.

         The Company has changed the address of its principal corporate office to: 3100 Devonshire Drive, Suite 206, Plano, Texas 75075.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            TRIAD INNOVATIONS, INC.


Date: October 11, 2002                      By:  /s/ Terry S. Humphry
                                               ---------------------------------
                                                Terry S. Humphry
                                                President